EXHIBIT 3.1

COMPOSITE CONFORMED COPY

WEBMD CORPORATION
a Delaware corporation

ELEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED

      WebMD Corporation, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

      1.     The name of the Corporation is WebMD Corporation and the name under which the corporation was originally incorporated is Healthscape Corporation. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 26, 1995.

      2.     This Eleventh Amended and Restated Certificate of Incorporation hereby restates and integrates, but does not further amend, the provisions of the Tenth Amended and Restated Certificate of Incorporation as amended or supplemented heretofore and as so restated and integrated the Certificate of Incorporation reads in its entirety as follows:

ARTICLE I

      The name of this corporation is WebMD Corporation.

ARTICLE II

      The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent at such address is The Corporation Trust Company.

ARTICLE III

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

      This corporation is authorized to issue one class of stock to be designated “Common Stock” and another class of stock to be designated “Preferred Stock,” the rights, powers, preferences and privileges of which may from time to time be determined by the Board of Directors, and another class of stock to be designated “New Preferred Stock”. The total number of shares of all capital stock that this corporation is authorized to issue is 905,000,000. The total number of shares of Common Stock that this corporation is authorized to issue is 900,000,000 with a par value of $0.0001 per share. The total number of shares of Preferred Stock that this corporation is authorized to issue is 10,000 with a par value of $0.0001 per share. The total number of shares of New Preferred Stock that this corporation is authorized to issue is 4,990,000 with a par value of $0.0001 per share.

     The New Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of New Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “New Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (a) the designation of the series, which may be by distinguishing number, letter or title;

                    (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the New Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                    (c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

                    (d) dates at which dividends, if any, shall be payable;

                    (e) the redemption rights and price or prices, if any, for shares of the series;

                    (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                    (g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                    (h) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                    (i) restrictions on the issuance of shares of the same series or of any other class or series; and

                    (j) the voting rights, if any, of the holders of shares of the series.

ARTICLE V

      To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor or the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

      Neither any amendment nor repeal of this Article V, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI

      This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

      In furtherance and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE VIII

      Section 1. At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

      Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

      Section 3. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE IX

      Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE X

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE XI

      This corporation is to have perpetual existence.

      3.     This Eleventh Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, WebMD Corporation has caused this Eleventh Amended and Restated Certificate of Incorporation to be signed by Charles A. Mele, its authorized officer, this 3rd day of November, 2003.

/s/ Charles A. Mele

Charles A. Mele Executive Vice President, General Counsel and Secretary

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